Exhibit 99.1

DI Super Holdings, Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2020

DI Super Holdings, Inc. and Subsidiaries

Index

December 31, 2020

Report of Independent Auditors

To the Management and Board of Directors of TopBuild Corp.

We have audited the accompanying consolidated financial statements of DI Super Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations and comprehensive income, changes in stockholder’s equity, and cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DI Super Holdings, Inc. and its subsidiaries as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 29, 2021

PricewaterhouseCoopers LLP, 1000 Louisiana St., Suite 5800, Houston, TX 77002-5021

T: (713) 356 4000, F: (713) 356 4717, www.pwc.com/us

DI Super Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2020

(amounts in thousands, except share and per share amounts)

2020

Assets
Current assets:
Cash and cash equivalents	$12,211
Trade accounts receivable, net of allowances of $2,211	97,852
Inventories	86,336
Prepaid expenses and other	13,611
Total current assets	210,010
Property and equipment, net of accumulated depreciation	25,950
Operating lease right-of-use assets, net	59,403
Goodwill	300,917
Intangible assets, net	235,350
Other noncurrent assets	3,522
Total assets	$835,152
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$64,180
Accrued liabilities	32,634
Current portion of long-term debt	20,077
Operating lease liabilities	17,671
Income taxes payable	14
Total current liabilities	134,576
Long-term debt, net of current portion	386,745
Long-term lease liability	43,753
Deferred tax liabilities	15,191
Total liabilities	580,265
Commitments and contingencies (Note 13)
Stockholder's equity:
Common stock; $0.01 par value; 100 shares issued and outstanding, respectively	-
Additional paid-in capital	361,517
Accumulated deficit	(84,411)
Accumulated other comprehensive loss	(22,219)
Total stockholder's equity	254,887
Total liabilities and stockholder's equity	$835,152

The accompanying notes are an integral part of these consolidated financial statements.

DI Super Holdings, Inc. and Subsidiaries

Consolidated Statement of Operations and Comprehensive Income

Year Ended December 31, 2020

(amounts in thousands, except share and per share amounts)

2020

Revenues	$662,859
Cost of sales (exclusive of items shown separately below)	471,726
Operating expenses	156,650
Depreciation and amortization expense	24,855
Operating income	9,628
Other (expense) income:
Gain on foreign exchange	884
Interest expense	(37,080)
Total other expense	(36,196)
Loss before benefit from income taxes	(26,568)

Income tax benefit	6,692

Net loss	(19,876)
Gain on foreign currency translation	5,236
Comprehensive loss	$(14,640)

The accompanying notes are an integral part of these consolidated financial statements.

DI Super Holdings, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholder’s Equity

Year Ended December 31, 2020

(amounts in thousands, except share amounts)

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholder's
	Shares	Par Value	Capital	Deficit	(Loss) Income	Equity

Balances at December 31, 2019	100	$-	$361,517	$(64,535)	$(27,455)	$269,527

Net loss	-	-	-	(19,876)	-	(19,876)
Other comprehensive income	-	-	-	-	5,236	5,236
Balances at December 31, 2020	100	$-	$361,517	$(84,411)	$(22,219)	$254,887

The accompanying notes are an integral part of these consolidated financial statements.

DI Super Holdings, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2020

(amounts in thousands, except share amounts)

2020
Cash flows from operating activities
Net loss	$(19,876)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5,495
Amortization of finance leases	1,768
Amortization of intangible assets	17,592
Amortization of debt issuance costs	2,515
Gain on sales of assets	(82)
Provision for doubtful accounts	686
Paid in kind interest	5,137
Unrealized loss on interest rate swap	1,551
Deferred income tax benefit	(6,671)
Gain (loss) on foreign exchange	(671)
Changes in operating assets and liabilities, net of effects of businesses acquired
Accounts receivable	22,099
Inventories	3,665
Income taxes receivable/payable	(637)
Prepaid expenses and other	(1,770)
Other assets	(2,838)
Other liabilities	2,012
Accounts payable and accrued liabilities	2,251
Net cash provided by operating activities	32,226
Cash flows from investing activities
Proceeds from disposal of assets	119
Acquisitions of business, net of cash acquired	(17,488)
Purchase of property and equipment	(6,295)
Net cash used in investing activities	(23,664)
Cash flows from financing activities
Payment on finance leases	(1,354)
Proceeds from bank loan and line of credit	5,164
Payments on bank loan and line of credit	(3,555)
Net cash provided by financing activities	255
Effect of foreign currency exchange rate changes on cash	(20)
Net increase in cash and cash equivalents	8,797
Cash and cash equivalents
Beginning of year	3,414
End of year	$12,211

The accompanying notes are an integral part of these consolidated financial statements.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

1.Organization and Business

DI Super Holdings, Inc. (the “Company”) was incorporated in the State of Delaware on October 29, 2014. The Company owns 100% of the outstanding equity of DI Intermediate, Inc., DI Purchaser, Inc., DIH LLC, Distribution International Holding Corp, and Distribution International, Inc. and its eleven subsidiary companies: Distribution International Southwest, Inc.; Silvercote, LLC; BWI Distribution, Inc.; Lecco Industries Inc.; United Insulation Sales and Fabrication, Inc.; Thorpe Products Company; Thorpe Products Midwest, LLC; Mechanical Insulation Supply, Inc.; Distribution International Northeast; Crossroads C&I Distributors Inc. (“Crossroads”), and GlassCell Isofab Inc. (“GCI”). The Company is a distributor and fabricator of industrial, commercial and marine insulation and safety and metal building insulation and environmental products currently operating 82 branches located in 31 states throughout the Gulf Coast, Mid- Atlantic, Midwest, Northeast, West and Southeast regions of the United States of America (“US”) and 12 branches in five provinces in Canada. The Company is a wholly owned subsidiary of DI Parent LP (the “Parent”). Both the Company and the Parent are entities formed by Advent International.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries from the dates of their respective acquisitions. All significant intercompany balances and transaction have been eliminated for purposes of consolidation for both companies.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), the financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory obsolescence, useful lives of the assets, fair value of assets and liabilities acquired, valuation allowance on deferred tax assets, impairment of goodwill and other intangibles, fair value of share-based compensation, fair value of interest rate swaps, liabilities related to self-insured health plans and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant. Therefore, actual results could differ from the estimates.

Revenue Recognition

Sales of insulation and other products are recognized when all the following criteria are satisfied: (i) a contract with a customer exists which has commercial substance; (ii) it is probable the Company will collect the amount charged to customer; and (iii) the Company has completed our performance obligation whereby the customer has obtained control of the product. A contract with commercial substance exists once the Company receives and accept a purchase order. If collectability is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Control of our products typically transfers when title and risk of ownership of the product has transferred to the Customer. Sales and other related taxes are excluded from the transaction price. All revenue recorded from sale of equipment are recognized at a point in time.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

On occasion, the Company issues rebates to customers that are related specifically to the sales of products to a specific customer. Such rebates are treated as variable consideration that reduces the amount of revenue recorded for that customer. The Company uses the most likely amount method to estimate its variable consideration associated with these rebates. Such rebates are typically consistent from year to year and situation specific.

The Company also assess our customer’s ability and intention to pay, which is based on a variety of factors including our customer’s historical payment experience and financial condition. Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 20 days to 60 days. The Company does not have contracts that contain a financing component and does not accept noncash consideration from customers.

For product sale arrangements that are standard inventory products or modified inventory products with an alternative use, revenue is recognized at a point in time when control transfers. Control generally transfers upon shipment or delivery, and delivery is based on the customer instructions. The transaction price for product sales having a performance obligation is the price per unit times the unit quantity ordered and shipped to the customer.

Cash and Cash Equivalents

The Company considers all time deposits, certificates of deposit and other highly liquid financial instruments with maturities of three months or less at date of purchase to be cash equivalents.

The Company maintains its cash in the United States and Canada in bank deposit accounts, which, at times, may exceed US and or Canadian federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Trade Accounts Receivable

The Company’s receivables are recorded when revenue is earned and represent claims against third parties that will be settled in cash. The carrying value of the Company’s receivables, net of an allowance of doubtful accounts, represent their estimated net realizable value. The allowance of doubtful accounts is reflected as a reduction to accounts receivable.

The allowance of doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable; however, changes in circumstances relating to account receivable may result in a requirement for additional allowances in the future. The Company determines the allowance based on historical write-off experience, current market trends and, for larger accounts, the ability to pay outstanding balances. The Company continually reviews its allowance for doubtful accounts. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.

Inventories

Inventories are stated at the lower of cost or net realizable value, with cost determined based on the weighted–average cost method. Inventories consist of insulation, safety, and environmental products which constitute finished product in a sellable state as of December 31, 2020.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation. Expenditures for additions, renewals or betterments of property and equipment are capitalized. Expenditures on repairs and maintenance are charged to expense when incurred. The Company capitalizes software developed or obtained for internal use. Accordingly, the cost of third-party software, as well as the cost of third-party and internal personnel that are directly involved in application development activities, are capitalized during the application development phase of new software systems projects. Costs during the preliminary project stage and post-implementation stage of new software systems projects, including data conversion and training costs, are expensed as incurred. Depreciation is provided using the straight-line method over the estimated service lives of the related assets. When assets are disposed, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recognized in operating income.

The useful lives of property and equipment for the purposes of computing depreciation are:

Useful Lives
Leasehold improvements	Lesser of 10 years or life of lease
Buildings	39 years
Office furniture and equipment	3–5 years
Automobiles	4 years
Warehouse equipment	5 years
Computer equipment	3–5 years
Software	3 years
Forklifts	5 years

Goodwill and Intangible Assets

The Company’s goodwill represents the excess of the cost of businesses acquired over the fair value of the net assets acquired at the date of acquisition. Goodwill is not amortized but rather tested for impairment at least annually as of September 30, and between annual tests when specific circumstances may be present.

When evaluating goodwill for impairment, management first performs an assessment of qualitative factors to determine if the fair value of the reporting unit is “more likely than not” greater than it’s carrying amount. This qualitative assessment is referred to as a “step zero” approach. If, based on the review of the qualitative factors, management determines it is not more likely than not that the fair value of a reporting unit is less than the carrying value, goodwill is determined not to be impaired. If it is not more likely than not that the fair value is greater than it’s carrying value, management will perform a one-step impairment test.

The Company performs a one-step impairment test in accordance with ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment. Under the one-step impairment test, the fair value of the reporting unit is compared with it’s carrying value (including goodwill). If the fair value of the reporting unit is less than it’s carrying value, an impairment loss should be recognized in the amount by which the reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. In performing the impairment test on goodwill, we determine the fair value of our reporting unit under the income approach and market approach. The income approach utilizes a discounted cash flow model and is based on projections of future operations of our reporting unit as of the valuation date.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

Determining the fair value of a reporting unit requires judgment and the use of significant estimates and assumptions. Such estimates and assumptions include revenue growth rates, operating margins, discount rates, weighted average costs of capital and future market conditions, among others. Under the market multiple approach, the Company determines the estimated fair value of its reporting unit by applying transaction multiples on a weighted average basis to its reporting unit’s projected earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the next twelve months and the trailing twelve months.

The Company did not identify a goodwill impairment charge for the year ended December 31, 2020.

The Company’s intangible assets include definite lived intangible assets such as customer relationships and trade names. The value of customer relationships is estimated as of the date a business is acquired based on the value-in-use concept utilizing the income approach, specifically the excess earnings method. The excess earnings analysis consists of discounting to present value the projected cash flows attributable to the customer relationships, with consideration given to customer contract renewals, the importance or lack thereof of existing customer relationships to the Company’s business plan, income taxes and required rates of return. The value of trade names is estimated using the relief- from-royalty method of the income approach.

This approach is based on the assumption that in lieu of ownership, a company would be willing to pay a royalty in order to utilize the related benefits of this intangible asset.

The Company amortizes definite-lived intangible assets based upon the estimated consumption of the economic benefits of each intangible asset, or on a straight-line basis if the pattern of economic benefits consumption cannot otherwise be reliably estimated. The Company evaluates the reasonableness of the useful lives used for amortization on an annual basis.

Impairment of Long-Lived Assets

Long-lived assets such as property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company did not record an impairment charge for the year ended December 31, 2020.

Income Taxes

The Company accounts for income taxes on the liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Realization of the deferred income tax assets is dependent on enacted tax rates expected to be recovered or settled and generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the deferred income tax assets will be realized. The amount of deferred income tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced and/or the enacted tax rates change.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in a multitude of jurisdictions across its domestic and international operations. ASC 740-10 states that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits. The Company would record unrecognized tax benefits as liabilities in accordance with ASC 740-10 and adjust these liabilities when its judgment changes as a result of the evaluation of new information not previously available.

The Company considers the earnings of its non-U.S. subsidiary not previously taxed to be indefinitely invested outside the United States on the basis of estimates that future domestic cash generation will be sufficient to meet future domestic cash needs and its specific plans for reinvestment of those subsidiary earnings. As of December 31, 2020, the Company has no accumulated earnings for distribution within its foreign jurisdiction available for distribution.

Share-based Compensation

The Company accounts for share-based compensation in accordance with ASC 718 – Compensation – Stock Compensation, which requires the determination of the fair value of share‐based compensation at the grant date and the recognition of the related compensation expense over the vesting period. The Company accounts for forfeitures when they occur.

Advertising Expense

Advertising expense is included within operating expenses on the accompanying consolidated statement of operations and comprehensive income. The Company recognized advertising expense of $332 for the year ended December 31, 2020.

Accrued Customer and Vendor Rebates

The Company enters into contractual agreements for rebates on certain products with its customers and vendors. These amounts are recorded as a reduction of gross sales and cost of sales to arrive at net sales and cost of goods sold. Unpaid customer rebates are recorded as an accrued liabilities and vendor rebates earned but not yet received are recorded as prepaid expenses and other.

Shipping and Handling Costs

Shipping and handling costs related to sales are included in cost of sales in the consolidated statement of operations and comprehensive income. The Company has elected the practical expedient to treat shipping and handling as a fulfilment activity and as such is not treated as a separate performance obligation. Shipping costs related to sales totalled $16,223 for the year ended December 31, 2020.

Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, notes receivable, accounts payable, interest rate swaps and long-term debt. Accounts receivable, notes receivable, accounts payable, and accrued liabilities are short-term in nature and therefore the carrying value approximates fair value as of December 31, 2020. The carrying value of debt approximates fair value as interest rates approximate current market rates as of December 31, 2020. The following describes the hierarchy of inputs used to measure fair value and the primary valuation methodologies used by the Company for amounts measured at fair value. The three levels of inputs are as follows:

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

Level 1      Quoted prices in active markets for identical assets or liabilities.

Level 2      Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the same term of the assets or liabilities.

Level 3      Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company assigned Level 2 to the interest rate swap and debt.

Leases

On January 1, 2020, the Company adopted the new leases standard using the modified retrospective transition method, which requires that we recognize leases differently pre- and post-adoption. See “Recently Adopted Accounting Pronouncements—ASU No. 2016-02” below for more information.

The Company categorize leases at their inception as either operating or finance leases. Lease agreements cover certain office space, warehouse and distribution space, equipment, and vehicles. Operating leases are included in operating lease right-of-use assets, current operating lease liabilities, and long-term operating lease liabilities in the consolidated balance sheet.

Finance leases are included in net property and equipment, current portion of long-term debt, and long-term debt, net of current portion in the consolidated balance sheet.

Leased assets represent our right to use an underlying asset for the lease term, and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. We use a secured incremental borrowing rate as the discount rate for present value of lease payments when the rate implicit in the contract is not readily determinable. We determine a secured rate on a quarterly basis and update the weighted average discount rate accordingly. For operating leases with variable payments dependent upon an index or rate that commenced subsequent to adoption of ASU No. 2016-02, we apply the active index or rate as of the lease commencement date. Variable lease payments not based on an index or rate are not included in the operating lease liability as they cannot be reasonably estimated and are recognized in the period in which the obligation for those payments is incurred. Leases that have a term of twelve months or less upon commencement date are considered short-term in nature. Accordingly, short-term leases are not included on the consolidated balance sheet and are expensed on a straight-line basis over the lease term, which commences on the date we have the right to control the property.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

Derivative Instruments

The Company’s derivative instruments consist of an interest rate swap that is not designated as a cash flow hedge or fair value hedge under accounting guidance. The Company uses its interest rate swap to manage its net exposure to interest rate changes. The derivatives are recorded in accrued liabilities in the consolidated balance sheet and the changes in fair value are recorded in interest expense in the consolidated statement of operations and comprehensive income. Unrealized gains and losses on derivatives are included as a noncash reconciling item in operating activities in the consolidated statement of cash flows. Realized gains and losses on derivatives are included as a change in components of operating assets and liabilities in operating activities in the consolidated statement of cash flows.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. The Company’s foreign operations maintain their respective local currencies as their functional currencies. Assets and liabilities of these operations are translated to U.S. dollars at the exchange rates in effect on the balance sheet date. Results of operations are translated at the average exchange rate for the relevant period. The impact of currency fluctuation from translating their balances from local currency to the U.S. dollar are included in stockholders’ equity as a component of accumulated other comprehensive loss on the consolidated balance sheet and as a component of comprehensive loss on the consolidated statement of operations and comprehensive income.

Operating and Economic Risks

As discussed in Note 1, the Company has operations in Canada, which exposes the Company to additional risk due to the operations being located outside the Company’s home country. Net assets held at Canadian locations amount to $242,013 as of December 31, 2020. Foreign earnings before taxes were $4,579 for the year ended December 31, 2020.

In December 2019, a novel strain of coronavirus ("COVID-19") was reported in Wuhan, China. The World Health Organization has declared COVID-19 to constitute a "Public Health Emergency of International Concern." The U.S. government has implemented enhanced screenings, quarantine requirements and travel restrictions in connection with the COVID-19 outbreak. The extent of the impact of the COVID-19 on the Company's operational and financial performance will depend on future developments, including the duration and spread of the outbreak and related travel advisories and restrictions and the impact of the COVID-19 on overall demand for services, all of which are highly uncertain and cannot be predicted.

Comprehensive Loss

Comprehensive loss consists of net loss and the cumulative effect of foreign currency translation and is presented in the consolidated statement of operations and comprehensive income. The U.S. dollar is the functional currency for the majority of the Company’s operations, which are primarily located within the United States. The functional currency for the Company’s foreign operations, which are located in Canada, is the Canadian dollar, which is the currency of the country in which the foreign operation is located. Accumulated other comprehensive loss consists of cumulative loss on foreign currency translation adjustments of $22,219 as of December 31, 2020.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

Recently Adopted Accounting Pronouncements

In 2016, the Financial Accounting Standards Board (“FASB”) issued a new lease accounting standard, ASU No. 216-02, Leases which requires lessees to put most leases on their balance sheet but recognize the expenses in their income statement in a manner similar to current practice. Lessees are required to recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. Expenses related to leases determined to be operating leases are recognized on a straight-line basis, while those determined to be finance leases are recognized following a front-loaded expense profile in which interest and amortization are presented separately in the income statement.

As previously mentioned, the Company adopted this new standard on January 1, 2020 using a modified retrospective transition method. Under this approach, the Company did not adjust the balance sheet for comparative periods but recorded a cumulative effect adjustment to accumulated deficit on January 1, 2020. We have elected the package of practical expedients permitted under the transition guidance within the new standard, which, among other things, allows us to carry forward the historical accounting relating to lease identification and classification for existing leases upon adoption. We also elected the practical expedient to not separate lease and non-lease components for the majority of our classes of assets. For leases in which the lease and non-lease components have been combined, the lease expense includes expenses such as common area maintenance. We have made an accounting policy election not to recognize leases with an initial term of 12 months or less on the consolidated balance sheet.

The adoption of the new lease accounting standard resulted in the recognition of an operating lease liability of $70,728 and an operating right-of-use asset of $70,631. Existing net deferred rent liability balances of $1,416, was recorded to the right-of-use asset. There was no cumulative effect of the adoption to retained earnings on January 1, 2020. Substantially all of our lease arrangements at the date of adoptions are operating leases under the new standard. The new standard had a material impact on our balance sheet but did not materially impact consolidated operating results and had no impact on operating cash flows. The Company’s accounting for finance leases remained substantially unchanged. Disclosures related to the amount, timing and uncertainty of cash flows arising from leases are included in Note 5 “Leases”.

3.	Acquisitions

On December 31, 2020, the Company completed the acquisition of RB, LLC and RB San Diego, Inc. (“RB”) for total cash consideration of $8,500. RB has branches located in New Orleans and San Diego and is primarily in the business of providing insulation materials to the Marine industry. Acquisition price is subject to the total cash consideration paid offset by one-time customary working capital adjustments through the final measurement date of March 31, 2021. The purchase price was allocated to net assets acquired of $2,029, intangibles of $4,250 and the remaining of the purchase price was allocated to goodwill of $2,221.

On December 18, 2020, the Company completed the acquisition of Total-R, Inc. (“Total R”) for total cash consideration of $8,634. Total R has a branch located Calgary Alberta, Canada and is primarily in the business of metal building insulation. Acquisition price is subject to the total cash consideration paid offset by one-time customary working capital adjustments through the final measurement date of April 30, 2021. The purchase price was allocated to net assets acquired of $2,378, intangibles of $3,128 and the remaining of the purchase price was allocated to goodwill of $3,128.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

4.	Property and Equipment, Net

The following is a summary of property and equipment, net as of December 31, 2020:

December 31,
2020

Leasehold improvements	$9,064
Land and buildings	1,695
Office furniture and equipment	2,191
Automobiles	1,792
Warehouse equipment	21,267
Computer equipment and software	11,123
Forklifts	707
Finance Right-of-Use Assets	5,609
Construction in progress	1,211
54,659

Less: Accumulated depreciation	(28,709)
$25,950

Depreciation expense for the year ended December 31, 2020 was $7,263.

5.	Leases

The Company leases most of its warehouse and office facilities and delivery fleet for various terms under long-term and usually noncancelable leases. The portion of active leases within the Company’s portfolio classified as operating leases under the new standard are included in operating lease right-of-use assets, operating lease liabilities, and long-term lease liability the in the balance sheet. The finance leases portion of the active lease agreements are included in property and equipment and short-term and long-term finance lease obligations in the balance sheet. The ROU assets represent the Company’s right to use the underlying asset for the lease term and lease liabilities represent the Company’s obligation to make minimum lease payments arising from the lease for the duration of the lease term.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

The following table is a summary of the components of operating and finance lease cost for the year ended December 31, 2020:

Lease Cost
Financing lease costs:
Amortization of finance lease assets	$1,768
Interest on lease liabilities	58
Operating lease cost	19,118
Other	1,048
Total lease cost	$21,992

As of December 31, 2020, the Company had $1,400 of additional operating and finance leases that have not yet commenced for trucks and computer equipment. These leases will commence in 2021 with a lease term of approximately three to seven years.

The following is supplemental cash flow information related to leases for the year ended December 31, 2020:

Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from finance leases	$58
Operating cash flows from operating leases	18,547
Financing cash flows from finance leases	1,354
Total	$19,959

The following is supplemental balance sheet information related to leases as of December 31, 2020:

Leases	Classification
Assets
Operating	Operating lease right of use assets	$59,403
Finance	Property and equipment, net	5,609
Total leased assets		$65,012

Liabilities
Current
Operating	Operating lease liabilities	$17,671
Finance	Current portion of long term debt	1,622
Non Current
Operating	Long-term lease liabilities	43,753
Finance	Long-term debt, net of current portion	4,402
		$67,448

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

	Lease	Discount
Weighted-average, December 31, 2020	Term	Rate
Operating leases	4.7 years	1%
Finance leases	3.4 years	1%

A summary of future minimum lease payments under noncancelable operating and finance leases with an initial or remaining term in excess of one year at December 31, 2020 is as follows:

Year Ending December 31,	Operating	Finance

2021	$18,263	$1,654
2022	13,519	1,670
2023	9,854	1,460
2024	8,027	757
2025	6,305	464
Thereafter	6,946	139

Total lease payments	$62,914	$6,144

Less imputed interest	(1,490)	(120)

Total	$61,424	$6,024

6.	Intangible Assets, Net of Amortization

The carrying amount of intangible assets, net of accumulated amortization, as of December 31, 2020 consisted of the following:

	Weighted
	Average	Carrying		Carrying
	Amortization	Amount	Accumulated	Amount
December 31, 2020	Period	Gross	Amortization	Net

Subject to amortization
Customer relationships	20 Years	$251,433	$(68,318)	$183,115
Trade names and other	15 Years	84,698	(32,463)	52,235
		$336,131	$(100,781)	$235,350

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

Amortization expense for the year ended December 31, 2020 was $17,592. Estimated aggregate amortization expense of the Company for each of the next five years is as follows:

Year Ending December 31,
2021	$18,219
2022	18,219
2023	18,219
2024	18,219
2025	18,219
Thereafter	144,255
$235,350

7.	Goodwill

The following table summarizes the changes in the Company’s goodwill balance through December 31, 2020:

Balance at December 31, 2019	$291,849
Acquisition	5,349
Foreign currency translation	3,719
Balance at December 31, 2020	$300,917

8.	Employee Benefit Plan

Prior to 2020, the Company had two separate 401(k) plans in the US to provide retirement and incidental benefits for its employees, the Distributional International Plan (the “Plan”) and the Silvercote plan (“the Silvercote Plan”). In January 2020, the Company merged the Silvercote Plan into the Plan.

Employees may participate in the Plan after completing three months of service and all matching contributions vest over a three-year period. The Company matches employee contributions 50 cents on the dollar up to 3% of their annual gross earnings and then 25 cents of each dollar for the next two percent of their annual gross earnings. This method provides a maximum Company matching contribution up to 2% of each employee’s annual gross earnings per year.

In April 2020, the Company temporarily discontinued the discretionary company matching contributions. The Company’s matching contributions to the Plan for the year ended December 31, 2020 totalled $237. Matching contributions on employee benefit plans are included within operating expenses in the accompanying consolidated statement of operations and comprehensive income.

In Canada, the Company has a Group Retirement Savings Plan (the “Savings Plan”) to provide retirement and incidental benefits for its employees. The Company matches the employee’s contributions dollar for dollar from 3% to 7% of the employee’s base wage, based on years of service with the Company. All Company matching contributions vest immediately.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

The Company’s matching contributions to the Savings Plan for the year ended December 31, 2020 totalled $164, which is included within operating expenses in the accompanying consolidated statement of operations and comprehensive income.

9.	Derivative Instruments

The Company enters into fixed-for-floating interest rate swap agreements to economically hedge its exposure to variable interest rates on certain of its outstanding debt.

In July 2020, the Company entered into an agreement for an initial notional amount of $216,000 at a fixed interest rate of 1.0835% that increases $104,000 in September 2021 to a notional amount of $320,000. The agreement terminates in December 2023 and is not required to be renewed upon termination.

The Company entered into another fixed-for-floating interest rate swap agreement in July 2020 with a notional amount of $50,000 at a fixed interest rate of .0318%. The agreement terminates in September 2023 and is not required to be renewed upon termination.

In July 2016, the Company entered into a fixed-for-floating interest rate swap for an initial notional amount of $201,000 at a fixed interest rate of 1.5125%. The notional amount is reduced every twelve months beginning September 2017 through September 2021 to $188,000, $166,000, $135,000, and $104,000, respectively. The balance of this agreement as of December 31, 2020 was $104,000. The agreement terminates in September 2021 and is not required to be renewed upon termination.

No collateral was posted for the interest rate swap agreements as they are secured under the financing agreement.

The effect of the Company’s derivative instrument as of and for the year ended December 31, 2020 is as follows:

Derivative	Financial Statement Location

Swap asset	Prepaid expenses and other current	$404
Swap asset	Other noncurrent assets	738
Unrealized loss	Interest expense	(1,932)
Realized loss	Interest expense	-

The following table presents financial instruments carried at fair value as of December 31, 2020 by category on the consolidated balance sheet in accordance with the valuation hierarchy defined in Note 2:

	Fair Value as of December 31, 2020
		Level 1	Level 2	Level 3	Total
Prepaid expenses and other current	Interest rate swap asset	$-	$404	$-	$404
Other noncurrent assets	Interest rate swap asset	-	738	-	738

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

10.	Long-Term Debt

Long-term debt as of December 31, 2020 includes:

		December 31,
Instrument	Maturity and Principal Payments	2020

1st Lien Credit Agreement	December 15, 2021-qtrly payments $42 unpaid principal due at maturity	$16,560

	December 15, 2023-qtrly payments $473 unpaid principal due at maturity	186,644

2nd Lien Credit Agreement	December 15, 2024 unpaid principal due at maturity	138,214

Asset Based Revolver–US Revolver	December 15, 2023 unpaid principal due at maturity	66,078

Asset Based Revolver–Canadian Revolver	December 15, 2023 unpaid principal due at maturity	-

Finance Leases–Equipment		6,024

Net unamortized discount and debt issuance costs		(6,698)
Total debt		406,822
Less: Current maturities of long-term debt		(20,077)
Long-term debt		$386,745

The Company as borrower, along with certain of its operating subsidiaries as guarantors, entered into a financing agreement on December 15, 2014 with a syndicate of lenders lead by Royal Bank of Canada, Wilmington Trust, National Association, and Bank of America, N.A. acting as Administrative agents. The financing agreement provided a First Lien Credit Agreement (“First Lien”) in an aggregate amount of $215,500, a Second Lien Credit Agreement (“Second Lien”) in an aggregate amount equal to Canadian dollars of 130,594 (equivalent to $95,813 in US Dollars as of December 31, 2018), and an ABL Credit Agreement in an amount equal to $80,000, all of which have been subsequently amended as follows.

On June 7, 2019, the Company amended the terms of its First Lien which extended the maturity of $189,486 of the outstanding balance of $206,341 as of June 7, 2019 to a maturity of December 15, 2023. The remaining outstanding balance of $16,855 as of June 7, 2019 retained the original maturity date of December 15, 2021. On June 7, 2019, the Company amended the terms of its Second Lien. The note was converted to a US dollar denominated note from a Canadian denominated note. In addition, the amendment increased the principal amount of the loan amount by $25,000.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

On June 7, 2019, the Company amended the terms of its ABL credit agreement which expanded the incremental borrowing capacity by $10,000 subject to the borrowing base eligibility with an additional $10,000 in incremental capacity subject to certain leverage ratios and the maturity date was extended to December 15, 2023. The total amount available under the ABL credit agreement is $130,000, with the additional $10,000 subject to certain specified conditions. As of December 31, 2020, the Company had access to $30,000 of the $40,000 available under the ABL incremental credit facility.

Amortization of closing fees and debt issuance costs of $2,493 for the year ended December 31, 2020, is included in interest expense in the accompanying consolidated statement of operations and comprehensive income.

The First Lien and Second Lien share an Incremental Credit Facility of $55,000 available upon certain specified conditions. Any loans made pursuant to the Incremental Credit Facility will have the same terms and conditions to the financing agreements dated December 15, 2014. Outstanding borrowings under the First Lien bear interest at the rate of LIBOR plus 5.75% per annum, with a floor of 1%. The Second Lien bears interest at the rate of LIBOR plus 9.5% per annum, with a floor of 1%. The Company has the option to PIK interest on the Second Line from June 8, 2019 through March 31, 2021, thereafter, interest due and payable quarterly. The percent of interest The Company can elect to PIK decreases during the election period. During 2020, the Company elected to PIK interest on the Second Lien in the amount of $5,137, which represents 33.03% of the interest due on the Second Lien for the year.

The ABL Credit Agreement is further divided into a US Revolving Credit Facility (“US Revolver”) and a Canadian Revolving Credit Facility (“Canadian Revolver”) (collectively the “Revolvers”). Availability under both the US Revolver and Canadian Revolver is based on 85% of eligible accounts receivable and 75% of eligible, as defined in the relevant agreements. Borrowings were collateralized by substantially all of the Company’s assets, subject to certain limitations, as defined in the Credit Agreement. The US Revolver bears interest at ABR plus 1% Canadian Revolver bears interest at the Canadian Prime Rate plus 1%. As of December 31, 2020, borrowings outstanding under the Company’s Revolvers were $66,077, with availability based on eligible accounts receivable and inventory, respectively. As of December 31, 2020, the Company had $40,000 available. The Company incurs a commitment fee of 37.5 basis points, subject to a stepdown to 25 basis points when the average utilization is greater or equal to 50%, on any unused amounts on the Revolvers. A commitment fee of $143 was incurred for the year ended December 31, 2020, is included in interest expense in the accompanying consolidated statement of operations and comprehensive income.

The Company is subject to certain restrictive covenants upon and during the commencement of a Covenant Trigger Period to include a fixed charge coverage ratio measured as Adjusted Consolidated EBITDA to its debt service charge for which the Company must maintain a minimum ratio 1:00 to 1:00. As of December 31, 2020, the Company was in compliance with all financial covenants and has not triggered the covenant.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

Aggregate annual maturities of long-term debt are as follows as of December 31, 2020:

	Amount	Unamortized discount and debt issuance cost	Net Amount
December 31,
2021	$20,077	$(2,000)	$18,077
2022	3,533	(1,911)	1,622
2023	250,364	(1,876)	248,488
2024	138,955	(911)	138,044
2025	455	-	455
Thereafter	136	-	136
	$413,520	$(6,698)	$406,822

11.	Income Taxes

Income tax benefit for the year ended December 31, 2020 is summarized as follows:

Current income tax expense (benefit):
Federal tax	$-
State	(285)
Foreign	264
Current income tax benefit	(21)

Deferred tax benefit	(6,671)

Income tax benefit	$(6,692)

The benefit (expense) differs from the amount computed by applying the statutory federal income tax rate to the income tax rate to the income before income taxes for the year ended December 31, 2020 as follows:

Pre-tax book loss at statutory rate	$6,408
State income taxes, net of federal benefit	(687)
Permanent differences and other	971
Income tax benefit	$6,692

The Company follows applicable authoritative accounting guidance in accounting for uncertainty in income taxes which, among other things, requires application of a more likely than not threshold to the recognition and derecognition of tax positions. It further requires that a change in judgment related to prior years’ tax positions be recognized in the period of such change. Management believes that there are no uncertain tax positions and thus no reserve has been recognized as of December 31, 2020. The Company’s US federal and state income tax returns remain open to examination for the 2016 through 2019 income tax years. The Company recognizes interest and penalties related to income taxes as a component of income tax expense.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") was enacted and signed into law. The Act includes several provisions beneficial for corporate taxpayers. Specifically, the Company is allowed to carry back its US net operating losses originating during 2018 through 2020 for up to five years, temporarily defer its employer portion of FICA payroll taxes, and benefit from a temporary reduction on the limitations of the deductibility of its business interest expense. In addition, the CARES Act removes the 80% taxable income limitation on utilization of those NOLs if carried back to prior tax years or utilized in tax years beginning before 2021.

As of December 31, 2020, the Company has gross federal net operating loss (“NOL”) carry forwards of $20,000 which, if unused, will expire in 2037.

The components of the Company’s deferred tax assets (liabilities) are as follows at December 31, 2020:

lnventory reserves	$1,316
Unearned rebates	638
Allowance for doubtful accounts	749
IRS section 263a inventory carrying cost	773
Debt issuance cost	364
NOL carryforward	8,213
Deferred rent	-
Unrealized foreign exchange loss	1,663
Accruals	1,992
163(j) Limitation	10,287
Unrealized foreign exchange loss	4
Other	796
Deferred tax asset	26,795
Depreciation and asset basis differences	(5,337)
Intangibles	(36,534)
Allowance for doubtful accounts	(115)
Deferred tax liability	(41,986)
Net deferred tax liability	$(15,191)

12.	Share-based Compensation

Certain employees participate in a share-based compensation plan offered by the ultimate parent. These awards vest only upon and concurrently with a liquidity event upon which the investors of the Company achieve a stipulated return on investment from the transaction and would be recognized as a liability-based award. This liquidity event is considered to be a performance condition. Compensation expense is recorded when it is probable that a liquidity event will occur. As of December 31, 2020, a liquidity event was not considered to be probable and as such no compensation expense was recorded. If a liquidity event was considered probable additional compensation expense of $22,740 would be recorded as of December 31, 2020.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

Performance award activity of the Company for the year ended December 31, 2020 is as follows:

Number of Performance Shares
(in units)
Balances at December 31, 2019	68,583
Performance shares granted	3,815
Performance shares forfeited	(2,240)
Balances at December 31, 2020	70,158

13.	Commitments and Contingencies

Liability Under Self-Insured Group Medical Insurance Plan

The Company sponsors a self-insured group medical insurance plan for its US employees. The plan is designed to provide a specified level of coverage, with stop-loss coverage provided by a commercial insurer in order to limit the Company’s exposure. The Company provides accruals based on the aggregate amount of the liability for reported claims and an estimated liability for claims incurred, but not reported. The liability related to the self-insurance plan was $1,157 as of December 31, 2020, is included in accrued liabilities on the consolidated balance sheet.

Employee Contracts

The Company has contracts with certain of its key employees which provide for salary, benefits and incentive compensation arrangements. These agreements are in place and in effect until terminated by either the employee or the Company.

Legal Matters

From time to time, we may be subject to legal proceedings and claims that arise in the ordinary course of business. There are no proceedings for which the Company expects to receive an adverse judgement as of December 31, 2020.

Purchase commitments

The Company has entered into an agreement to purchase certain inventory items from a specific supplier. If the Company fails to meet the terms of the agreement, they are subject to penalties. At December 31, 2020 the Company incurred $4,000 in penalties in which $2,000 has been paid prior to December 31, 2020 and $2,000 has been accrued for at December 31, 2020 and is recorded within accrued liabilities on the consolidated balance sheet.

14.	Related Parties

In the normal course of business, the Company may enter into transactions from time to time with related parties. Routine related party transactions include leases and professional service arrangements. For the year ended December 31, 2020, the Company incurred $280 in group management fees, respectively, both of which are recorded within operating expenses in the consolidated statement of operations and comprehensive income.

DI Super Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

(amounts in thousands)

In 2017, the Parent issued $2,000 equity to a member of management of the Company in exchange for a long-term note receivable held by and payable to the Company. The note receivable bears interest at a rate of 1.89% per annum, with payments of interest due annually as of December 31. The note matures in January 2024. The note receivable balance as of December 31, 2020 was $2,000, which was recorded as a reduction of stockholder’s equity given it is was issued in exchange for an equity contribution.

15.	Statement of Cash Flows – Supplemental Information

A summary of interest and income tax paid and a summary of noncash investing activities for the year ended December 31, 2020 is presented below:

Supplemental disclosures
Interest paid	$24,639
Income tax paid	595

Noncash investing and financing activities
Right-of-use Assets Obtained In Exchange For New Finance Liabilities	$1,535
Right-of-use Assets Obtained In Exchange For New Operating Liabilities	9,603

16.	Subsequent events

The Company has evaluated subsequent events through December 29, 2021, which is the date the consolidated financial statements were available to be issued.

On September 1, 2021, the Company acquired Ideal Products of America and Ideal Products of Canada, a leading North American fabricator of insulation products and accessories and its subsidiaries for $26,000 in cash. The Company utilized cash on hand, availability under its credit facility and a seller’s note to fund the acquisition. The acquisition expands the Company’s fabrication abilities for certain insulation related products and accessories. The acquisition will be accounted for as a business combination under Accounting Standard Codification 805, Business Combinations, using the acquisition method of accounting, which among other things, requires the acquired assets and assumed liabilities be recorded at their fair values. The determination of the fair values of the acquired assets and assumed liabilities is incomplete due to the recent date of the acquisition.

On October 15, 2021, Advent International completed the sale of the Company to TopBuild Corp., in an all cash transaction valued at $1,001,000 in cash, on a cash-free, debt-free basis, subject to customary purchase price adjustment mechanism. In connection with the completion of the transaction, on October 15, 2021, the Parent paid $52,917 to incentive unit holders for time and performance vested units.